EXHIBIT 99.5

Natural Health Farm Holdings, Inc.

CONTENTS

Introduction	F-1

Unaudited Pro Forma Condensed Combined Balance Sheet as at December 31, 2018	F-2

Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended December 31, 2018	F-3

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended September 30, 2018	F-4

Notes to Unaudited Pro Forma Condensed Combined Financial Information	F-5 - F-7

F-1

Natural Health Farm Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

December 31, 2018

	Historical (Unaudited)			Prema Life Pty Ltd			GGLG Properties Pty Ltd
	Natural Health Farms Holdings, Inc.	Prema Life Pty Ltd	GGLG Propertes Pty Ltd	Pro Forma Adjustments	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Combined
ASSETS				Debit (Credit)	Debit (Credit)		Debit (Credit)		Debit (Credit)
Current Assets
Cash and cash equivalents	$13,044	$16,972	$4,084	-	-		-		-		$34,100
Accounts receivable	-	140,059	13,350	-	-		-		-		153,409
Advances receivable	85,000	-	-	-	-		-		-		85,000
Inventories	-	418,363	-	-	-		-		-		418,363
Other current assets	-	20,162	2,164	-	-		-		-		22,326
Total Current Assets	98,044	595,556	19,598								713,198

Property, plant and equipment, net	-	96,791	590,076	-	-		-		(55,958	)(4)	630,909
Computer software, net	27,293	-	-	-	-		-		-		27,293
Intangibles and goodwill					1,079,746	(3)	-		-		1,079,746
Investment in Prema Life Pty Ltd	-	-	-	964,000 (1)	(964,000	)(3)	-	(2)	-	4	-
Investment in GGLG Properties Pty Ltd	-	-	-	-	-		254,000	(2)	(254,000)	(4)	-
Total Assets	$125,337	$692,347	$609,674	$964,000	$115,746		$254,000		$(309,958)		$2,451,146

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$52,081	$125,926	$282,156	-	-		-		-		$460,163
Accrued expenses	5,832	529,409	14,365	-	-		-		-		549,606
Deferred revenue - related party	50,758	-	-	-	-		-		-		50,758
Deferred revenue - third party	43,527	-	-	-	-		-		-		43,527
Payable to affiliate	98,837	-	-	-	-		-		-		98,837
Note payable	40,000	-	-	-	-		-		-		40,000
Advance from related party - NH&E	-	215,144	-	-	-		-		-		215,144
Advance from director	14,500	-	-	-	-		-		-		14,500
Total Current Liabilities	305,535	870,479	296,521								1,472,535

Total Liabilities	305,535	870,479	296,521								1,472,535

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock - $0.001 par value	161,860	783	1	(241)	783		(63)		1		162,164
Additional paid in capital	2,075,478	836,618	791,031	(963,759)	836,618		(253,937)		791,031		3,293,174
Stock subscriptions receivable	(1,218,000)	-	-	-	-		-		-		(1,218,000)
Accumulated other comprehensive income (loss)	-	7,364	(35,091)	-	7,364		-		(35,091)		-
Loss (profit) attributable to non-controlling interest	-	(62,386)	3,195	-	-		-		-		(59,191)
Accumulated deficit	(1,199,536)	(960,511)	(445,983)	-	(960,511)		-		(445,983)		(1,199,536)
Total Stockholders' Equity (Deficit)	(180,198)	(178,132)	313,153								978,611

Total Liabilities and Stockholders' Equity (Deficit)	$125,337	$692,347	$609,674	$964,000	$115,746		$254,000		$(309,958)		$2,451,146

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-2

Natural Health Farm Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For The Three Months Ended December 31, 2018

	Historical (Unaudited)
	Natural Health Farms Holdings, Inc.	Prema Life Pty Ltd	GGLG Properties Pty Ltd	Pro Forma Adjustments		Pro Forma Combined
	Debit (Credit)
Revenues - related parties	$6,583	$-	$-	$		$6,583
Revenues - non-related parties	115,167	323,044	14,647	14,647	(5)	438,211
Total Revenues	121,750	323,044	14,647	444,794

Cost of goods sold	28,488	223,836	-	-		252,324

Gross Profit	93,262	99,208	14,647	192,470

Operating Expenses
Selling, general and administrative	46,313	226,527	4,916	(14,647	)(5)	263,109
Research and development	-	-	-
Total Operating Expenses	46,313	226,527	4,916	263,109

Income (Loss) from Operations	46,949	(127,319)	9,731	(70,639)

Other Income (Expense)
Interest expense	(807)	-	(1,743)	-		(2,550)
Total Other Income (Expense)	(807)	-	(1,743)	(2,550)

Income (Loss) before Provision For Income Tax	46,142	(127,319)	7,988	(73,189)

Provision for Income Tax	-	-	-	-		-

Net Income (Loss)	$46,142	$(127,319)	$7,988	$		$(73,189)

Non-controlling interest	-	62,386	(3,195)	-		59,191

Net income (loss) after non-controlling interest	$46,142	$(64,933)	$4,793	$(13,998)

Net income per common share - basic & diluted	$0.00

Weighted average number of common shares outstanding - basic and diluted	161,647,674

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-3

Natural Health Farm Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For The Year Ended September 30, 2018

	Historical (Unaudited)
	Natural Health Farms Holdings, Inc.	Prema Life Pty Ltd	GGLG Properties Pty Ltd	Pro Forma Adjustments		Pro Forma Combined
				Debit (Credit)
Revenues - related parties	$21,659	$-	$67,442	$67,442	(6)	$21,659
Revenues - non-related parties	32,106	2,083,771	-	-		2,115,877
Total Revenues	53,765	2,083,771	67,442	2,137,536

Cost of goods sold	14,669	1,335,042	-	-		1,349,711

Gross Profit	39,096	748,729	67,442	787,825

Operating Expenses
Selling, general and administrative	1,165,282	1,143,827	57,248	(67,442	)(6)	2,298,915
Research and development	-	17,366	-	-		17,366
Total Operating Expenses	1,165,282	1,161,193	57,248	2,316,281

Income (Loss) from Operations	(1,126,186)	(412,464)	10,194	(1,528,456)

Other Income (Expense)
Interest expense	(1,026)	-	(53,581)	-		(54,607)
Total Other Income (Expense)	(1,026)	-	(53,581)	(54,607)

Loss before Provision For Income Tax	(1,127,212)	(412,464)	(43,387)	(1,583,063)

Provision for Income Tax	-	-	-	-		-

Net Loss	$(1,127,212)	$(412,464)	$(43,387)	$		$(1,583,063)

Non-controlling interest	-	202,107	17,355	-		219,462

Net Loss after non-controlling interest	$(1,127,212)	$(210,357)	$(26,032)	$		$(1,363,601)

Net income per common share - basic & diluted	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	154,691,466

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-4

Natural Health Farm Holdings Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2018

Note 1 – Description of the Transaction

On December 3, 2018, the Company agreed to purchase 51% of the issued and outstanding capital stock of Prema Life Pty Ltd by issuing 241,000 shares of its common stock valued at $964,000, and 60% of the issued and outstanding capital stock of GGLG Properties PTY Ltd by issuing 63,500 shares of its common stock valued at $254,000, respectively. On December 28, 2018, the parties mutually agreed to extend the closing date of the purchase transaction on January 1, 2019. The Company issued 304,500 shares of its common stock on December 3, 2018 in good faith for consummating the purchase.

All of the securities set forth above were issued pursuant to exemptions from registration under Section 4(2) and/or Reg. S of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. No general advertising or solicitation was used. All issued securities were affixed with appropriate legends restricting sales and transfers.

Note 2 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines our historical balance sheet with the historical balance sheets of Prema Life and GGLG and has been prepared as if our acquisition of Prema Life and GGLG had occurred on December 31, 2018. The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2018 and for the year ended September 30, 2018 combine our historical statements of operations with Prema Life and GGLG’s historical statements of operations and have been prepared as if the acquisition had occurred on October 1, 2017. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on assumptions and estimates of NHF’s management, including assumptions relating to the consideration payable and the allocation thereof to the assets acquired and liabilities assumed from Prema Life and GGLG based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of NHF, Prema Life and GGLG. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or any benefits that may result from operating efficiencies, revenue synergies, asset dispositions or other restructurings that could result from the acquisition. The unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the combined company may incur upon completion of the transaction.

F-5

Note 3 – Estimated Preliminary Purchase Price Allocation

For the purpose of these Pro Forma Financial Statements, the estimated preliminary purchase price allocation to net assets acquired and liabilities assumed is based on their estimated fair values on the assumed acquisition date of December 31, 2018. Actual amounts on the acquisition date of January 1, 2019 may differ, however the Company does not believe this will result in a materially different allocation:

	Fair Value
Assets Acquired	Prema Life	GGLG
Cash and cash equivalents	$16,972	$4,084
Accounts receivable	140,059	13,350
Inventories	418,363	-
Other current assets	20,162	2,164
Goodwill	1,079,746	-
Property, plant and equipment, net	96,791	530,923
Total Assets Acquired	$1,772,093	$550,521

Liabilities Assumed
Accounts payable	$125,926	$282,156
Accrued expenses	529,409	14,365
Advances from related parties	215,144	-
Total Liabilities Assumed	$870,479	$296,521

Non-controlling interest	62,386	(3,195)

Purchase Price Allocated	$964,000	$254,000

We believe the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth and strategic advantages. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

F-6

Note 4 – Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) The pro forma adjustment records the investment in Prema Life by issuance of 241,000 shares of common stock of NHF valued at their fair value on the date of acquisition totaling $964,000.

(2) The pro forma adjustment records the investment in GGLG by issuance of 63,500 shares of common stock of NHF valued at their fair value on the date of acquisition totaling $254,000.

(3) The pro forma adjustment to total equity includes elimination of pre-acquisition equity balances of Prema Life as used in calculating goodwill.

 (4) The pro forma adjustment to total equity includes elimination of pre-acquisition equity balances of GGLG as used in calculating goodwill.

	Prema Life	GGLG
Common Shares	$(783)	$(1)
Additional paid in capital	(836,618)	(791,031)
Accumulated other comprehensive income ( loss)	(7,364)	35,091
Accumulated deficit	960,511	445,983
Total pre-acquisition equity balances eliminated	$115,746	$(309,958)

Adjustments to the pro forma condensed combined statements of operations for the three months ended December 31, 2018:

(5) The pro forma adjustment records elimination of rent of $14,647 received by GGLG from Prema Life for the three months ended December 31, 2018.

Adjustments to the pro forma condensed combined statements of operations for the year ended September 30, 2018:

(6) The pro forma adjustment records elimination of rent of $14,647 received by GGLG from Prema Life for the year ended September 30, 2018.

F-7